UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2014

SUSQUEHANNA BANCSHARES, INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On September 16, 2014, Andrew S. Samuel, President of Susquehanna Bancshares, Inc. (“Susquehanna”) provided Susquehanna with notice of his voluntary resignation as President and a Director of Susquehanna and as Chairman, President and Chief Executive Officer of Susquehanna Bank.  Mr. Samuel’s resignation, to be effective October 10, 2014, was for personal and family reasons and not related to any disagreement with Susquehanna.

(c)       The Board of Directors of Susquehanna has appointed Gregory A. Duncan, Executive Vice President and Chief Operating Officer of Susquehanna, as President of Susquehanna, effective October 10, 2014.  In addition, the Board of Directors of Susquehanna Bank has appointed Mr. Duncan as President and Chief Executive Officer of Susquehanna Bank, effective October 10, 2014.  Mr. Duncan’s employment with Susquehanna will continue to be in accordance with the terms of his existing employment agreement.

Information about Mr. Duncan has been previously disclosed in Susquehanna’s Annual Report on Form 10-K for the year ended December 31, 2013 and Proxy Statement for the 2014 Annual Meeting of Shareholders.

A copy of Susquehanna’s press release announcing Mr. Samuel’s resignation and the appointment of Mr. Duncan is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
99.1	Press Release, dated September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.

		By:	/s/ Carl D. Lundblad
Carl D. Lundblad
Executive Vice President
Chief Legal & Administrative
Officer

Dated:	September 22, 2014